UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 17, 2010

CLST Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22972	75-2479727
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

17304 Preston Road, Suite 420

Dallas, Texas, 75252

 (Address of principal executive offices including Zip Code)

(972) 267-0500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                   Entry into a Material Definitive Agreement

On June 17, 2010, the Board of Directors (the “Board”) of CLST Holdings, Inc. (the “Company”) approved amendments to (i) that certain Rights Agreement, dated as of February 13, 2009 by and between the Company and Mellon Investor Services LLC, as Rights Agent (the “Rights Plan”) and (ii) its Plan of Dissolution, which was approved by its stockholders on March 28, 2007 (the “Plan of Dissolution”).

The amendment to the Rights Plan allows the Board, in the event that rights under the Rights Plan are triggered and are not exercisable for any reason, including the closing of the Company’s stock transfer records on June 24, 2010 pursuant to the Plan of Dissolution, to make adjustments to liquidating distributions payable to the Company’s stockholders, as would have been appropriate had an exchange of rights been effected under the Rights Plan.

In addition, consistent with the Board’s amendment to the Rights Plan, the Board also approved an amendment to the Company’s Plan of Dissolution which allows the Board to adjust liquidating distributions to the Company’s stockholders in accordance with the Rights Plan.  The amendment to the Plan of Dissolution adds the following language to the beginning of the second sentence of the first paragraph of Section 5(d) of the Plan of Dissolution:

“Except as contemplated in Section 23(d) of that certain Rights Agreement, dated as of February 13, 2009 by and between the Company and Mellon Investor Services LLC, as Rights Agent, as amended to date (the “Plan”) (which Section 23(d) and the authority granted the board of directors therein are incorporated into this Plan of Dissolution by reference) permitting the board of directors to adjust liquidating distributions to holders of the Common Stock payable under the Plan,”

The Plan of Dissolution, as amended and restated, is furnished herewith in its entirety as Exhibit 10.1 and is incorporated by reference herein.

Item 3.03.                                          Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits

10.1         Plan of Dissolution, as amended on June 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLST HOLDINGS, INC.

Dated: June 17, 2010	By:	/s/ Robert A. Kaiser
Robert A. Kaiser
President and Chief Executive Officer